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                                                                    EXHIBIT 24.1


                               POWER OF ATTORNEY


         CMS Oil and Gas Company, a Michigan corporation, proposes to file a registration statement with the Securities and Exchange Commission with respect to the proposed offering and sale of up to $400 million aggregate offering price of shares of common stock to be sold by CMS Oil and Gas Company and/or its sole shareholder, CMS Enterprises Company.

         Each of the undersigned hereby severally constitutes and appoints Alan
M. Wright and William H. Stephens, III, and each of them singly, his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, in any and all capacities, to sign and cause to be filed with the Securities and Exchange Commission and the New York Stock Exchange a registration statement of CMS Oil and Gas Company on Form S-1 under the Securities Act of 1933, as amended (the "Securities Act"), and/or any appropriate amendment or amendments to such registration statement, including any pre-effective or post-effective amendments and any filings pursuant to Rule 462(b) under the Securities Act, and other necessary documents required to be filed with the Securities and Exchange Commission or the New York Stock Exchange or such other jurisdictions in which the shares of CMS Oil and Gas Company are sought to be registered or qualified for sale, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all each such attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Dated:  November 21, 2000



                                                  /s/ William T. McCormick, Jr.
                                                  -----------------------------
                                                  William T. McCormick, Jr.


                                                  /s/ Victor J. Fryling
                                                  -----------------------------
                                                  Victor J. Fryling